EXHIBIT 10.2(b)(i)
EMPLOYEE CONFIDENTIALITY, NONCOMPETITION,
NONSOLICITATION AGREEMENT
          This Employee Confidentiality, Noncompetition, Nonsolicitation Agreement (“Agreement”), by and between The Scotts Company, an Ohio corporation (together with its affiliates, the “Company”), and the person designated on the signature page hereof as “Employee”, is effective as of the date signed by Employee below.
          WHEREAS, the Company desires to employ (or to continue to employ) Employee, and Employee desires to be employed by (or to continue to be employed by) the Company, in a position with respect to which Employee will have access to certain confidential and proprietary information of the Company;
          WHEREAS, the Company desires to have Employee participate (or continue to participate) and Employee desires to participate (or continue to participate) in a Company incentive plan.
          WHEREAS, the Company believes, and Employee hereby acknowledges, that the confidential and proprietary information of the Company is extremely important to the success of the Company, and Employee understands and agrees that the Company is willing for Employee to have access or continued access to such information, subject to and in consideration of the agreements of Employee set forth herein regarding confidentiality, noncompetition, nonsolicitation and related matters.
          NOW, THEREFORE, in consideration for participation (or continued participation) in a Company incentive plan and access to Confidential Information (defined below), training, compensation and benefits, as well as other good and valuable consideration provided by the Company to Employee, the receipt and sufficiency of which are hereby acknowledged, Employee freely enters this Agreement according to the following terms and conditions:
     1. Confidential Information. As used in this Agreement the term “Confidential Information” shall mean any and all financial, commercial, technical, engineering or other information in written, oral, visual, or electronic form concerning the business and affairs of the Company including, without limitation, (i) information derived from reports, investigations, experiments, research and work in progress, (ii) methods of operation, (iii) market data, (iv) proprietary computer programs and codes, (v) drawings, designs, plans and proposals, (vi) marketing and sales programs, (vii) client and supplier lists and any other information about the Company’s relationships with others, (viii) financial information and financial projections, (ix) network and system architecture, (x) all other concepts, ideas, materials and information prepared or performed for or by the Company and (xi) all information related to the business plan, strategies, business, products, purchases or sales of the Company or any of its suppliers and customers. The term “Confidential Information” does not include information that: (a) was or is made available to the public without restriction by the Company or by a third party who has the right to disclose such information; (b) was previously known to the Employee independent of the Company or, subject to the terms of Section 4 of this Agreement, independently developed or derived by Employee without the aid, application or use of any Confidential Information, as evidenced by corroborating, dated documentation; or (c) is disclosed to Employee on a non-confidential basis by a third party who has the right to disclose such information.
     2. Confidentiality. Employee recognizes and acknowledges that the Confidential Information, as it may exist from time to time, is a valuable, special and unique asset of the Company, access to and knowledge of which is essential to the performance of the Employee’s duties as an employee of the Company. Accordingly, during the period during which Employee is employed by the Company, and for an indefinite period thereafter, Employee shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for Employee’s own personal benefit or for the benefit of anyone other than the Company, any Confidential Information of any kind, nature or description (whether or not acquired, learned, obtained or developed by Employee alone or in conjunction with others) belonging to or concerning the Company, or any of its customers or clients or others with whom the Company now or hereafter has a business relationship, except (a) with the prior written consent of the Company, or (b) in the course of the proper performance of Employee’s duties as an employee of the Company.
     3. Company Property. Upon the termination of Employee’s employment with the Company, or whenever requested by the Company, Employee shall immediately deliver to the Company all property in Employee’s possession or under Employee’s control belonging to the Company, including, without limitation, all Confidential Information.

     4. Employee Created Intellectual Property. Any and all inventions, ideas, improvements, discoveries, concepts, writings, processes, procedures, products, designs, formulae, specifications, samples, methods, know how or other things of value (“Intellectual Property”) which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement or during the term of any prior employment by the Company, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with the business now or hereafter carried on by the Company, shall be sole and exclusive property of the Company, and where applicable, all copyrightable works shall be considered “Works Made for Hire” under the U.S. Copyright Act, 17, USC § 101 et seq. Employee (a) agrees to promptly disclose all such Intellectual Property to the Company, (b) agrees to do everything necessary or advisable to vest absolute title thereto in the Company, (c) assigns, without further consideration, to the Company all right, title and interest in and to such Intellectual Property, free and clear of any claims, liens or reserved rights of the Employee, and (d) irrevocably relinquishes for the benefit of the Company and its assignees any moral rights in the Intellectual Property recognized by applicable law.
     5. Restrictive Covenants. In consideration of (i) Employee’s employment (or continued employment) with the Company and (ii) Employee’s participation (or continued participation) in the Company’s Executive/Management Incentive Plan and (iii) the receipt by Employee of Confidential Information of the Company and training during the course of Employee’s employment by the Company, Employee agrees that during the period during which Employee is employed by the Company and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, for Employee’s own account or for the benefit of any person other than the Company:
(a) alone or as a shareholder, partner, member, manager, director, officer, employee of or consultant to any other business or organization that engages or is planning to engage, in any geographic area in which or with respect to which the Company is engaged in business activities or in which it has customers, engage in the business of providing services and/or products and/or activity related thereto that is competitive with the business of the Company as such business is conducted or proposed to be conducted by the Company during the term of Employee’s employment by the Company or as of the date Employee ceases to be employed by the Company. Appendix A includes a current list of companies identified as competitors;
(b) employ, solicit for employment, or advise or recommend to any other person (“person” meaning a natural person or legal entity) that such other person employ or solicit for employment, any employee of the Company;
(c) solicit or induce, or in any manner attempt to solicit or induce, any customer of the Company (i) to cease being, or any prospective customer not to become, a customer of the Company (ii) to divert any business of such customer from the Company or any of its affiliates;
(d) otherwise interfere with, disrupt, or attempt to interfere with or disrupt the relationship, contractual or otherwise, between the Company and any of its customers, clients, suppliers, consultants or employees; or
(e) deliberately engage in any action that will cause substantial harm to the Company, including, but not limited to, disparagement of the Company.
Employee regards the restrictions contained in this Section 5 as reasonable in scope, duration, and geographic territory, and appropriate to provide the Company with limited, legitimate and reasonable protection against subsequent diminution of the value of the business of the Company attributable to any actions of Employee contrary to such restrictions. The restrictive covenants set forth in this Section 5 are subject to Section 8 hereof and Employee hereby waives any and all right to attack the validity of such covenants on the grounds of the breadth of their geographic scope or the length of their term.
     6. Certain Remedies. In recognition of the fact that a breach by Employee of any of the provisions of this Agreement will cause irreparable damage to the Company for which monetary damages alone will not constitute an adequate remedy, the Company shall be entitled as a matter of right (without being required to prove damages or furnish any bond or other security) to obtain a restraining order, an injunction, an order of specific performance, or other equitable or extraordinary relief from any court of competent jurisdiction restraining any further violation of such provisions by Employee or requiring Employee to perform its obligations hereunder. Such right to equitable or extraordinary relief shall not be exclusive but shall be in addition to all other rights and remedies to which the Company may be entitled at law or in equity, including without limitation the right to recover monetary damages for the breach of any of the provisions of this Agreement.

     7. Term of this Agreement. Except as otherwise expressly provided herein with respect to certain provisions hereof, this Agreement shall continue in effect and survive for an indefinite period notwithstanding the termination of Employee’s employment with the Company for any reason.
     8. NO EMPLOYMENT AGREEMENT. THIS AGREEMENT IS NOT, HOWEVER, AND SHALL NOT BE DEEMED TO BE, AN EMPLOYMENT AGREEMENT THAT OBLIGATES THE COMPANY TO EMPLOY EMPLOYEE, OR OBLIGATES EMPLOYEE TO CONTINUE IN THE COMPANY’S EMPLOYMENT, FOR ANY TERM WHATSOEVER. UNLESS THERE IS A SEPARATE, WRITTEN EMPLOYMENT CONTRACT BETWEEN EMPLOYEE AND THE COMPANY, EMPLOYEE IS AN “AT WILL” EMPLOYEE OF THE COMPANY AND THE CONTINUATION OF EMPLOYEE’S EMPLOYMENT BY THE COMPANY IS SUBJECT TO THE RIGHT OF THE COMPANY TO TERMINATE SUCH EMPLOYMENT AT ANY TIME, WITHOUT CAUSE.
     9. Severability. If any provision of this Agreement is held to be unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity or otherwise, this Agreement will be considered divisible and inoperative as to such provision to the extent that such provision is unenforceable, with this Agreement to remain in full force and effect in all other respects. If any provision of this Agreement, although unenforceable as written, may be made enforceable by limitation thereof, then such provision will be enforceable to the maximum extent permitted by applicable law and the parties hereto contemplate that the court shall reduce any extent, duration, geographical scope or other provision hereof and enforce the Agreement in its reduced form for all purposes in the manner contemplated hereby.
     10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO. Employee and the Company agree that the exclusive jurisdiction and exclusive venue for any action brought by any party in connection with this Agreement shall be the state and federal courts located within the State of Ohio.
     11. No Reliance. Employee represents and warrants to the Company that no promise or inducement for this Agreement has been made to Employee except as set forth herein; and this Agreement is executed by Employee freely and voluntarily, and without reliance upon any statement or representation by the Company, or any of the Company’s attorneys, employees or agents except as expressly set forth herein.
     12. Assignment. The Company may assign, in whole or in part, its rights and obligations under this Agreement. The rights of the Company shall enure to the benefit of, and the obligations of the Company shall be binding upon, the Company’s successors and assigns. Employee shall not be entitled to assign any of Employee’s rights or obligations under this Agreement.
     13. Notification. Employee agrees that the Company may notify any person or entity employing Employee or evidencing an intention of employing Employee of the existence and provisions of this Agreement.

AGREED AND ACKNOWLEDGED:

EMPLOYEE:	THE SCOTTS COMPANY

	By:	/s/ Denise Stump
Signature		Signature

Denise Stump, EVP Human Resources

Printed Name	Printed Name

Date

EMPLOYEE CONFIDENTIALITY, NONCOMPETITION,
NONSOLICITATION AGREEMENT
APPENDIX A — LIST OF COMPETITORS
The list shown below is a current listing of companies that the Company currently competes with. This list will be updated on an on-going basis and provided to Employee upon Employee’s request.
United Industries (RayOVac); Spectrum Brands
Bayer, AG
Central Garden & Pet
Tech Pac
Enforcer Products
Green Light Company
Lebanon Chemical Corp
Dow Agro Sciences Company
Uniroyal Chemical Corporation
Gulf Stream
Chisso-Asahi Fertilizer Co
Pursell Technologies
Sun Gro
Fafard, Inc.
TruGreen-Chemlawn, a division of Service Master
Compo GmbH
Kali & Salz
Norsk Hydro ASA
Haifa Chemicals Ltd
Kemira Oyj